Exhibit 99.1

Inotek Pharmaceuticals Corporation Announces Pricing of $68.9 Million Public Offering

Lexington, MA – August 12, 2015 – Inotek Pharmaceuticals Corporation (NASDAQ: ITEK) (the “Company” or “Inotek”), a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for ocular diseases, today announced the pricing of its public offering of 5,400,000 shares of its common stock at a public offering price of $12.75 per share, before underwriting discounts. In addition, Inotek has granted the underwriters a 30-day option to purchase up to an additional 810,000 shares of common stock. The offering is expected to close on or about August 18, 2015, subject to satisfaction of customary closing conditions.

Cowen and Company, Piper Jaffray & Co. and Nomura Securities International, Inc. are acting as joint book-running managers for the offering.

The offering is being made pursuant to a registration statement on Form S-1 declared effective by the Securities and Exchange Commission (the “SEC”) on August 12, 2015, as supplemented by a 462(b) registration statement filed on August 12, 2015. Before you invest, you should read the prospectus in that registration statement for more complete information about the Company and such offering. This press release shall not constitute an offer to sell or a solicitation of an offer to buy and there shall not be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The registration statement is available for free by visiting the SEC’s website at www.sec.gov. Copies of the registration statement may also be obtained from Cowen and Company c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by calling (631) 274-2806, or by fax (631) 254-7140; Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by calling (800) 747-3924, or by emailing prospectus@pjc.com; or Nomura Securities International, Inc., Attention: ECM Syndicate Department, 5th floor, 309 West 49th Street, New York, New York 10019, by telephone at (212) 667-9000, or by email at equitysyndicateamericas@nomura.com.

About Inotek Pharmaceuticals Corporation

Inotek Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for glaucoma and other eye diseases. The Company’s lead product candidate, trabodenoson, is a first-in-class selective adenosine mimetic developed in Inotek’s laboratories designed to restore the eye’s natural pressure control mechanism. The development of trabodenoson monotherapy delivered in a once-daily eye drop formulation will be followed by a fixed-dose combination of trabodenoson with latanoprost. Additionally, the Company is evaluating the potential for selective adenosine mimetics to address optic neuropathies and other degenerative retinal diseases.

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions, including with respect to the closing of the securities offering described herein. You should not place reliance on these statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Inotek Contact:

Claudine Prowse, Ph.D.

Vice President, Strategy and Investor Relations Officer

cprowse@inotekpharma.com

781.552.4305

Media Contact:

Karen Sharma

ksharma@macbiocom.com

781.235.3060